EXHIBIT 11
Earnings Per Share


Earnings Per Share                                                                                            EXHIBIT 11

The following reconciles the numerators and denominators of the basic and diluted earnings per share computations.

                                             For the Three Months ended                 For the Three Months ended
(In thousands, except share                       March 31, 2000                              March 31, 1999
---------------------------            -----------------------------------       ----------------------------------------
   percentages)                         Class A       Class B       Total         Class A         Class B        Total
   ------------                        ----------    ----------    -------       ----------     ----------     ----------
Basic Numerator
Actual dividends declared .........   $         -   $         -   $      -      $       711    $       259     $      970
Basic allocation of undistributed
 earnings from income before
 extraordinary item ..............          2,853           828      3,681            5,510          1,691          7,201
                                       ----------    ----------    -------       ----------     ----------      ---------
Income before extraordinary item...         2,853           828      3,681            6,221          1,950          8,171
Income from extraordinary item ....         2,686           780      3,466                -              -              -
                                       ----------    ----------    -------       ----------     ----------      ---------
Net income ........................   $     5,539   $     1,608   $  7,147      $     6,221    $     1,950     $    8,171
                                       ==========    ==========    =======       ==========     ==========      =========
Basic Denominator

Weighted average shares outstanding    31,499,608    10,058,228                  30,697,706     10,359,717
                                       ==========    ==========                  ==========     ==========
Allocation percentage .............        77.50%         22.50%                      76.52%         23.48%
                                       ==========    ==========                  ==========     ==========
Basic earnings per share ..........   $     0.18    $      0.16                 $      0.20    $      0.19
                                       ==========    ==========                  ==========     ==========
Diluted Numerator
Actual dividends declared .........   $        -    $         -   $      -      $       711    $       259     $      970
                                       ---------     ----------    -------       ----------     ----------      ---------
Basic allocation of undistributed
 earnings from income before
 extraordinary item ..............         2,853           828       3,681            5,510          1,691          7,201
Reallocation of basic undistributed
 earnings due to change in
 allocation percentage ............          221          (221)          -              460           (460)             -
                                       ---------     ---------     -------       ----------      ---------      ---------
Diluted allocated undistributed
 earnings from income before
 extraordinary ....................        3,074           607       3,681            5,970          1,231          7,201
                                       ---------     ---------     -------       ----------      ---------      ---------
Interest expense on convertible debt       1,171           231       1,402            1,237            255          1,492
                                       ---------     ---------     -------       ----------      ---------      ---------
Dilutive income before extraordinary       4,245           838       5,083            7,918          1,745          9,663
Dilutive income from extraordinary..       2,894           572       3,466                -              -              -
                                       ---------     ---------     -------       ----------      ---------      ---------
Net income .........................  $    7,139    $    1,410    $  8,549      $     7,918     $    1,745     $    9,663
                                       =========      ========     =======       ==========      =========      =========

Diluted Denominator
Basic weighted average shares
 outstanding .......................  31,499,608    10,058,228                   30,697,706      10,359,717
Convertible debentures .............  17,081,483             -                   17,873,324               -
Options ............................       4,961       493,062                      367,190         733,909
Diluted weighted average              ----------    ----------                   ----------      ----------
  shares outstanding ...............  48,586,052    10,551,290                   48,938,221      11,093,626
                                      ==========    ==========                   ==========      ==========
Allocation percentage ..............       83.51%        16.49%                       82.91%          17.09%
                                      ==========    ==========                   ==========      ==========
Diluted earnings per share ......... $      0.15   $      0.13                  $      0.16     $      0.16
                                      ==========    ==========                   ==========      ==========
